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                                                        EXHIBIT 23(b)

              CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


           We hereby consent to the use of our name in the Annual Report on Form 10-K of Pogo Producing Company (the "Company") for the year ended December 31, 1993. We further consent to the inclusion of our estimate of reserves and present value of future net reserves in such Annual Report.


                                /s/ Ryder Scott Company
                                    Petroleum Engineers

                                    RYDER SCOTT COMPANY
                                    PETROLEUM ENGINEERS

Houston, Texas
February 28, 1994